EXHIBIT 21.2
Magnum Coal Company Subsidiary List

Name	Jurisdiction
Apogee Coal Company, LLC	Delaware
Brook Trout Coal, LLC	West Virginia
Catenary Coal Company, LLC	Delaware
Coal Clean LLC	West Virginia
Coyote Coal Company LLC	West Virginia
Dakota LLC	West Virginia
Day LLC	West Virginia
Highwall Mining LLC	West Virginia
Hobet Mining, LLC	West Virginia
Infinity Coal Sales, LLC	West Virginia
IO Coal LLC	West Virginia
Jupiter Holdings LLC	West Virginia
Kanawha River Ventures II, LLC	West Virginia
Kanawha River Ventures III, LLC	West Virginia
Little Creek LLC	West Virginia
Magnum Coal Sales LLC	West Virginia
Midland Trail Energy LLC	West Virginia
New Trout Coal Holdings II, LLC	Delaware
Panther LLC	West Virginia
Pond Fork Processing LLC	West Virginia
Remington LLC	West Virginia
Remington II LLC	West Virginia
Remington Holdings LLC	West Virginia
Robin Land Company, LLC	Delaware
Speed Mining LLC	West Virginia
TC Sales Company, LLC	Delaware
Thunderhill Coal LLC	West Virginia
Trout Coal Holdings, LLC	Delaware
Viper LLC	West Virginia
Weatherby Processing LLC	West Virginia
Winchester LLC	West Virginia
Wildcat, LLC	West Virginia